UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

NF ENERGY SAVING
CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On February 24, 2010, NF Energy Saving Corporation (the “Company”) sold, through a private placement to an accredited investor, a convertible promissory note (the “Note”) in the aggregate principal amount of $810,000 and warrants (the "Warrants") to purchase 135,000 shares of its common stock, par value $0.001 per share ("Common Stock").  The Company intends to use the proceeds from the private placement for working capital and general corporate purposes.

The Note bears simple interest at the rate of 6% per year and, absent an “event of default,” is payable in shares of the Company’s Common Stock.  Provided an "event of default" has not occurred and is not then continuing, the Note will convert upon the earlier to occur of (i) the commencement of trading of the Company's Common Stock on a major US stock exchange, or (ii) one year after issuance.  Upon conversion, the holder of the Note shall receive such number of shares of Common Stock equal to the quotient obtained by dividing (a) the then-outstanding principal amount and accrued but unpaid interest on the Note by (b) the then-current conversion price, which initially shall be $3.00 per share.  The conversion price is subject to adjustment for stock dividends, splits, combinations and similar events.  The Note is secured by a security interest in and lien upon all of the Company’s assets.

The Warrants, which are exercisable for shares of Common Stock at an initial exercise price of $4.00 per share, are not exercisable until three months after issuance and will terminate five years thereafter.  The exercise price is subject to adjustment for stock dividends, splits, combinations and similar events.  The Company has agreed to provide the investors with “piggy-back” registration rights with respect to the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants.

The Note and Warrants issued in the private placement, and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants, are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.  The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, in connection with the issuance of the securities to the investors.

A copy of the form of Securities Purchase Agreement, the form of Convertible Promissory Note and the form of Warrant is attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: March 3, 2010	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer